EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2015, relating to the consolidated financial statements of Heat Biologics, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, North Carolina

January 21, 2016

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